Calculation of Filing Fee Tables
S-4
Evernorth Holdings Inc.
Table 1: Newly Registered and Carry Forward Securities	☐Not Applicable
		Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to be Paid	1	Equity	Class A Common Stock, par value $0.001 per share	Other	23,000,000	$ 10.32	$ 237,360,000.00	0.0001381	$ 32,779.42
Fees to be Paid	2	Other	Warrants exercisable for Class A Common Stock	Other	11,499,992	$ 0.00	$ 0.00	0.0001381	$ 0.00
Fees to be Paid	3	Equity	Class A Common Stock issuable upon exercise of Warrants	Other	11,499,992	$ 12.19	$ 140,184,902.48	0.0001381	$ 19,359.54
Fees Previously Paid
Carry Forward Securities
Carry Forward Securities
			Total Offering Amounts:				$ 377,544,902.48		$ 52,138.96
			Total Fees Previously Paid:						$ 0.00
			Total Fee Offsets:						$ 0.00
			Net Fee Due:						$ 52,138.96
Offering Note
[1]	Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the "Securities Act"), there are also being registered an indeterminable number of additional securities as may be issued resulting from stock splits, stock dividends, anti-dilution provisions or similar transactions. Represents up to an aggregate of 23,000,000 shares of Evernorth Holdings Inc. ("Pubco") Class A common stock, par value $0.001 per share ("Class A Common Stock"), issued to shareholders of Armada Acquisition Corp. II ("SPAC") in connection with the closing of the business combination between SPAC and Pathfinder Digital Assets LLC as described in this registration statement and the proxy statement/prospectus included herein (the "Business Combination") to SPAC's public shareholders in exchange for Class A ordinary shares, par value $0.0001 per share, of SPAC ("Class A Ordinary Shares") issued in SPAC's initial public offering. Estimated solely for the purpose of calculating the registration fee, based on the average of the high and low prices of the Class A Ordinary Share on the Nasdaq Stock Market on March 12, 2026 ($10.32 per share). This calculation is in accordance with Rule 457(f)(1) and Rule 457(c) of the Securities Act.

[2]	Pursuant to Rule 416(a) under the Securities Act, there are also being registered an indeterminable number of additional securities as may be issued resulting from stock splits, stock dividends, anti-dilution provisions or similar transactions. Represents warrants, each whole warrant entitling the holder thereof to purchase one (1) share of Class A Common Stock at a price of $11.50 per share, which warrants will be issued by Pubco in connection with the closing of the Business Combination in exchange for the whole warrants that were included in as part of each SPAC unit issued in SPAC's initial public offering. Each SPAC unit consisted of one Class A Ordinary Share and one-half (1/2) of one redeemable warrant to purchase one Class A Ordinary Share at a purchase price of $11.50 per share (the "SPAC Warrants"). Because the shares of Class A Common Stock underlying the securities are registered hereby, no separate registration fee is required with respect to the securities registered hereby.

[3]	Pursuant to Rule 416(a) under the Securities Act, there are also being registered an indeterminable number of additional securities as may be issued resulting from stock splits, stock dividends, anti-dilution provisions or similar transactions. Estimated solely for purposes of calculating the registration fee in accordance with Rules 457(i) and 457(f)(1) under the Securities Act. The proposed maximum aggregate offering price is based on the sum of (a) the average of the high and low prices for the SPAC Warrants on the Nasdaq Stock Market on March 12, 2026 ($0.69 per share), and (b) $11.50, the exercise price of the SPAC Warrants.

Table 2: Fee Offset Claims and Sources	☑Not Applicable
	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rules 457(b) and 0-11(a)(2)
Fee Offset Claims
Fee Offset Sources
Rule 457(p)
Fee Offset Claims
Fee Offset Sources
Table 3: Combined Prospectuses	☑Not Applicable
Security Type	Security Class Title	Amount of Securities Previously Registered	Maximum Aggregate Offering Price of Securities Previously Registered	Form Type	File Number	Initial Effective Date